Exhibit 10.2

AMENDMENT NO. 1

OF

RANGE RESOURCES CORPORATION

2004 DEFERRED COMPENSATION PLAN

FOR DIRECTORS AND SELECT EMPLOYEES

WHEREAS, Range Resources Corporation (the “Company”) maintains the Range Resources Corporation 2004 Deferred Compensation Plan for Directors and Select Employees, as amended and restated from time to time (the “Plan”); and

WHEREAS, Section 13(a) of the Plan provides authority for the Company to amend the Plan; and

WHEREAS, in order to implement succession planning initiatives, the Company now wishes to amend the Plan to provide for the full vesting of Company Contributions upon the Termination of Employment of Participants who satisfy certain criteria set forth herein.

NOW, THEREFORE, the Plan is amended, effective as of December 15, 2017, as follows:

1.Section 5.5(e) of the Plan is hereby amended by deleting the first sentence of such section and replacing it with the following language, so that the first sentence of Section 5.5(e) shall be and read in full as follows:

Notwithstanding any other provision of this Plan, a Participant shall become 100% vested in his/her Company Contributions, including Company  Matching Contributions and Company Equity Contributions, if: (a) prior to his or her Termination of Employment, the Participant attains age 65, dies, becomes Disabled, or a Change in Control occurs, or (b) at the time of the Participant’s Termination of Employment, the Participant is an officer of the Company and has a combined total of age and years of service with the Company or its subsidiaries of at least 65, and the Participant’s Termination of Employment was not the result of a termination by the Company for Cause.

2.Unless otherwise defined herein, each of the capitalized terms used herein shall have the meaning given to such term in the Plan.

3.Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Company has caused this Amendment to be signed on its behalf by its duly authorized representative this 15th day of December, 2017.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole,
Title:	Senior Vice President